Exhibit (a)(1)(ii)

OFFER EXPIRES: APRIL 24, 2026

ASSIGNMENT FORM PURCHASE OFFER FOR BLUE OWL CAPITAL CORPORATION II ENDING APRIL 24, 2026 UNLESS EXTENDED
RETURN TO Cox Capital Partners 1333 Race Street Philadelphia, PA 19107	CONTACT US Phone: 484-840-5281 Email: service@coxcp.com
INSTRUCTIONS

Important information:

•        Use this form to request to participate in the Cox Capital Partners Purchase Offer of Blue Owl Capital Corporation II Shares.

•        Please type or print clearly.

•        A Medallion Signature Guarantee and/or custodial approval is required when submitting this form.

•        If your Shares are held in custody, e.g., an IRA or other retirement account, you must obtain custodial approval. If custodial authorization is required in Section 6, send the form to the custodian for approval prior to sending to Cox Capital Partners.

•        Please include a copy of your account statement with your assignment form to assist with the completion of the transaction.

SECTION 1
Investor Information

This section is used to identify the existing account. In this section, we require both your name and your account registration. Your account registration is the name of your account as it appears on your statement, e.g., Fidelity IRA FBO John Smith or The John Smith Family Trust dtd 1/1/1900. Your name and registration may or may not be the same. Additional documentation may be required if tendering from a Trust, Corporation, Retirement Plan, or Partnership account. If there are any name changes, powers of attorney, estate or probate documents, or corporate documents, please provide with your assignment form to expedite the transfer process.

SECTION 2
Share Purchase Request

This section identifies the number or value of Shares you wish to have purchased in this Offer.

SECTION 3
Financial Advisor Information

This section identifies your financial advisor and their contact information. Please indicate the financial advisor we can contact to assist with this transaction.

SECTION 4
Payment Instructions

This section indicates where proceeds should be sent. Please note that all proceeds will be sent via wire. If your account is held in custody such as an IRA or another broker-controlled account, we are required to send your proceeds to your custodial account. For all non-custodial accounts, please attach a voided check to verify your wire instructions.

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

SECTION 5
Purchase Considerations

This section informs you of important purchase considerations.

SECTION 6
Authorized Signatures of Current Owner(s)

Original signatures of the current account owners or authorized persons are required in this section. Original Medallion Signature Guarantee is required. For a custodial or brokerage account, custodian approval is required.

COMPLETE FOR COX CAPITAL PARTNERS PURCHASE OFFER OF BLUE OWL CAPITAL CORPORATION II ONLY.

1. INVESTOR INFORMATION (required)

Account Number*

Please enter your account number with Blue Owl Capital Corporation II. You can find this by logging into your Blue Owl Capital Corporation II account at: https://www.secureaccountview.com/
BFWeb/clients/blueowl/index

Investor Name(s)* Legal name(s) of the account owner(s) signing this form. For entities/trusts, list the authorized signer’s name and title (e.g., John A. Smith, Trustee).

Account Registration*

Exact title line as it appears on your account statement (e.g., “Fidelity IRA FBO John A. Smith”. This may differ from the investor name(s). You can access your statement at:
https://www.secureaccountview.com/
BFWeb/clients/blueowl/index

Investor Phone Number* Please enter your phone number.
Investor Email Address* Please enter your email address.

Attach a recent account statement so we can verify registration and account number.

*Indicates required fields.

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

2. SHARE PURCHASE REQUEST (required)
Please identify the number of Shares you are submitting for purchase at the purchase price of $3.80:
☐	All Shares as of the expiration date
☐	Specific number of Shares
☐	Specific dollar amount	($)

NOTE: Investors with Shares sold in this Offer will not receive interest on the purchase price under any circumstances and will not be entitled to receive any dividends with record dates that occur on or after the date that the Purchaser has accepted your Shares for purchase, when such Offer closes.

3. FINANCIAL ADVISOR INFORMATION (if applicable)
Advisor Name
Advisor Phone Number
Advisor Email Address
4. PAYMENT INSTRUCTIONS - COMPLETE ONLY SECTION A OR B

Please note that proceeds will be sent via wire/direct deposit only.

A.     CUSTODIAL ACCOUNTS (IRA and BROKER-CONTROLLED ACCOUNTS)

Custodian Name
BIN/Custodian Account Number

B.     NON-CUSTODIAL ACCOUNTS (DO NOT COMPLETE FOR IRA and BROKER-CONTROLLED ACCOUNTS)

Account Name
Bank/Financial Institution
Mailing Address
City, State, ZIP
Bank ABA Routing Number
Bank Account Number
Check one of the following:	☐	Checking	☐	Savings

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK FOR NON-CUSTODIAL ACCOUNTS.

ATTACH VOIDED CHECK HERE

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

5. OFFER TO PURCHASE CONSIDERATIONS

The Purchaser’s Offer to Purchase contains limitations on the number of Shares it may purchase.

If the number of Shares properly tendered prior to the Expiration Date exceeds the number of Shares available to be purchased, the Purchaser may not choose to accept additional Shares and properly tendered Shares may be subject to proration.

6. AUTHORIZED SIGNATURES

Signatures must be guaranteed by a bank, savings association, credit union, member firm of a domestic stock exchange or the Financial Industry Regulatory Authority that is an eligible guarantor institution. A notary public is not an acceptable guarantor. The guarantee must be in the form of a Medallion Signature Guarantee.

Broker-controlled accounts, e.g., IRAs or any custodial account, must receive custodial approval. Please note that your custodian may also require the Medallion Signature Guarantee.

By executing this Assignment Form, the undersigned hereby delivers to Cox Capital Partners in connection with the Offer to Purchase the number of Shares indicated above.

Owner/Authorized Person Signature	Date	Co-Owner Signature	Date

Medallion Signature Guarantee (required)		Custodian Approval (for custodial accounts)

7. IN GOOD ORDER CHECKLIST
☐	Form signed by all required owners
☐	Medallion Signature Guarantee or Custodial Approval
☐	Recent account statement attached/included
☐	Voided check attached for non-custodial accounts

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION